JON D. SAWYER, P.C.
                         1401 17th Street, Suite 460
                            Denver, Colorado 80202
(303) 295-2355                                              FAX (303) 295-2370

                                 May 1, 1996

Universal Capital Corporation
16178 East Prentice Place
Aurora, Colorado 800215

     Re:  SEC Registration Statement on Form S-8

Gentlemen:

     We are counsel for Universal Capital Corporation, a Colorado corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended (the "Act"), of 110,000 shares of common stock of which 35,000 shares of common stock have been issued and an additional 75,000 shares of common stock may be issued in the future pursuant to the terms of a Consulting Agreement and a related option through a Registration Statement on Form S-8 to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Colorado, as amended.

     (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3)  The Registration Statement.

     (4) The exhibits to the Registration Statement to be filed with the Commission.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the 80,000 shares of the Company's no par value common stock which may be issued in the future pursuant to the Consulting Agreement will, upon the issuance and delivery in accordance with the terms of such Consulting Agreement and option, be duly and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                    Very truly yours,

                                    JON D. SAWYER, P.C.

                                    By: /s/ Jon D. Sawyer
                                       Jon D. Sawyer